Exhibit 107

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule (1)	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price(2) (3)	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to Be Paid	Equity	Common shares, no par value, represented by American Depositary Shares, or “ADSs”	457(o)			$300,000,000	0.00014760	$44,280.00

	Total Offering Amounts					$300,000,000		$44,280.00

	Total Fees Previously Paid							$0

	Total Fee Offsets							$0

	Net Fee Due							$44,280.00

(1)	ADSs issuable upon deposit of common shares hereby will be registered under a separate registration on Form F-6 (Registration No. 333- ). Each ADS represents common shares.
(2)	Includes the aggregate offering price of additional common shares that the underwriters have the option to purchase from the selling shareholders to cover over-allotments, if any.
(3)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.